UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01	Other Event

On May 15, 2013, the Board of Directors, in recognition of the expected retirement of its Chairman, Gary L. Neale, in July 2013, appointed Marsha C. Williams to the role of Lead Director, effective upon Mr. Neale’s retirement.  As Lead Director, Ms. Williams will be responsible to:

•	Call and preside at meetings of the Board of Directors
•	Call and preside at executive sessions of the independent Directors
•	Call and preside at special Board meetings
•	Approve the agenda for any meeting of the Board of Directors
•	Serve as primary liaison between the Board of Directors and the Chief Executive Officer
•	Act as mentor to the CEO on matters related to the Board of Directors and/or other governance matters
•	Serve as Chair of the Corporate Governance and Nominating Committee
•	Lead the annual CEO evaluation process
•	Lead the annual Board assessment process
•	Recommend advisers and consultants to the Board
•	Serve as Chair of the Annual Meeting of Shareholders
•	Review and approve any responses to direct shareholder communications and/or proposals addressed to the Board of Directors

In addition, on May 15, 2013, the Board of Directors approved amendments to the Company’s Guidelines on Corporate Governance, available on the Company’s website, to include the above responsibilities.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release issued on May 16, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, General Counsel and Secretary

Date:  May 17, 2013

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release issued on May 16, 2013